Exhibit 107

Calculation of Filing Fee Table

Form F-3

(Form Type)

Canaan Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A ordinary share, par value US$ 0.00000005 per share (1)	Rule 456(b) and 457(r)	(2)	(3)	(3)	(4)	(4)
	Equity	Preferred share, par value US$ 0.00000005 per share	Rule 456(b) and 457(r)	(2)	(3)	(3)	(4)	(4)
	Others	Debt Security		(2)	(3)	(3)	(4)	(4)
	Others	Warrants	Rule 456(b) and 457(r)	(2)	(3)	(3)	(4)	(4)
	Others	Subscription Rights Units	Rule 456(b) and 457(r)	(2)	(3)	(3)	(4)	(4)
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Class A ordinary share, par value US$ 0.00000005 per share(1)	415(a)(6)	$226,200,000 (5)	—	$226,200,000 (5)			F-3/A	333-278762	September 5, 2024	$33,387.10
	Total Offering Amount/Registration Fee					(3)		$—
	Total Fees Previously Paid							—
	Total Fee Offsets							$21,588.74
	Net Fees Due							—

(1)	American depositary shares issuable upon deposit of class A ordinary shares registered hereby have been registered under a separate registration statement on Form F–6 (Registration No. 333–283941). Each American depositary share represents fifteen Class A ordinary shares.

(2)	There is being registered hereunder an indeterminate number of shares of (a) Class A Ordinary Shares, (b) preferred shares, (c) warrants, (d) debt securities, and (e) subscription rights units, consisting of some or all of these securities in any combination. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of ordinary shares that may be issued from time to time to prevent dilution as a result of a distribution, split, combination or similar transaction.

(3)	An unspecified maximum aggregate offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices.

(4)

In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b) under the Securities Act. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment.

(5)	Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $226,200,000 of unsold securities, or the Unsold Securities, of the registrant that had been previously registered pursuant to the registration statement on Form F-3 (File No. 333-278762) initially filed on April 17, 2024, as amended by Amendment No. 1 to Form F-3 filed on September 3, 2024, and declared effective on September 5, 2024, or the Prior Registration Statement. In connection with the registration of the Unsold Securities on the Prior Registration Statement, the registrant paid a registration fee of $33,387.10 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement). Pursuant to Rule 415(a)(6), the registrant is carrying forward to this registration statement the Unsold Securities that were previously registered on the Prior Registration Statement, and the registration fee paid with respect to the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. No additional filing fee is due with respect to the Unsold Securities included in this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the time of filing this registration statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Canaan Inc.	F-3/ASR	333-255470	April 19, 2021	N/A	$21,588.74 (1)	N/A	N/A	N/A	$146,265,176	N/A
Fee Offset Sources	Canaan Inc.	424(b)(5)	333-255470	N/A	November 25, 2022	N/A	Equity	Class A ordinary share, par value US$ 0.00000005 per share	N/A	N/A	US$82,650,00

(1)	The registrant previously registered $750,000,000 Class A ordinary shares, par value US$ 0.00000005 per shar, by means of a 424(b)(5) prospectus supplement dated November 25, 2022 (the “2022 Prospectus Supplement”), pursuant to a Registration Statement on Form F-3/ASR (Registration No. 333-255470), filed with the Securities and Exchange Commission on April 19, 2021. In connection with the filing of the 2022 Prospectus Supplement, the registrant made a contemporaneous fee payment in the amount of US$82,650,00. Pursuant to Rule 457(p) under the Securities Act, the registrant claimed offsets in registration fees of US$65,868.72 (which had already been paid and remained unused with respect to the $597,719,805 Class A ordinary shares that were previously registered pursuant to the 2022 Prospectus Supplement and were not sold thereunder) and applied the same to the filing fees payable pursuant to the Prior Registration Statement. After deducting (i)$10,892.88 of registration fee paid in connection with the securities already sold pursuant to the Prior Registration Statement (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement), and (ii) $33,387.10 in registration fee applied to the Unsold Securities being carried forward to this registration statement, there is $21,588.74 of fees remaining to be applied to the registration fee due in connection with this registration statement pursuant to Rule 457(p).